FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008 (February 26, 2008)

ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)

333-44467-01
(Commission File Number)

                                    California                                                             77-0369575
(State of Incorporation)                          (I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Amendment to the Partnership Agreement

              On February 26, 2008, the Board of Directors (the “Board”) of Essex Property Trust, Inc. (the “Company”), which is the general partner of Essex Portfolio, L.P. (the “Partnership”), approved an amendment (the “Fifteenth Amendment”) to the First Amended and Restated Agreement of Limited Partnership, as amended,  (the “Partnership Agreement”) of the Partnership.  The Fifteenth Amendment makes technical revisions to the allocations of net income and net losses of the Partnership as set forth in Exhibit E to the Partnership Agreement.  The Fifteenth Amendment also restates Exhibit E and simplifies and updates other allocation matters set forth in Exhibit E, which was originally formulated in 1994.

A copy  of the Fifteenth Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Fifteenth Amendment to First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended, dated as of February 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Portfolio, L.P.

By:  Essex Property Trust, Inc. as General Partner of Essex Portolio, L.P.

/s/ Michael T. Dance
Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer
Date: March 3, 2008